FOR IMMEDIATE RELEASE

Contact:
Julie Leber
Spotlight Marketing Communications
949.427.5172, ext. 703
julie@spotlightmarcom.com

MVP REIT Defers NASDAQ Listing

SAN DIEGO, CALIF. (June 28, 2016) – Earlier this month, MVP REIT, Inc. and MVP REIT II, Inc. jointly announced the engagement of Ladenburg Thalmann & Co. Inc. ("Ladenburg Thalmann") to assist the real estate investment trusts in evaluating various courses of action intended to enhance stockholder liquidity and value. In connection with such an engagement, MVP REIT has decided to defer taking further action to list the company's common shares on the NASDAQ Global Market until Ladenburg Thalmann completes its evaluation.
After reviewing Ladenburg Thalmann's completed evaluation, the MVP REIT board of directors will decide whether to proceed with a listing on the NASDAQ Global Market or take other actions to enhance stockholder liquidity and value. MVP REIT currently expects that no decision on this matter will be made prior to the end of the first fiscal quarter of 2017.

About MVP REIT, Inc.
MVP  REIT  is  a  publicly  registered,  non-traded  hybrid  real  estate  investment  trust.  MVP  REIT,  which completed its initial public offering in September  2015,  intends  to  use  the proceeds  from  its  offering  to invest in a diversified portfolio of income producing commercial real estate properties and loans secured by  income-producing  commercial  real  estate  as  well  as  to  pay  expenses  and  fees  associated  with  the offering and its operations.  MVP REIT's current business strategy is to invest primarily in parking facilities located throughout the United States.

Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to:  volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic, business and real estate market conditions, including the likelihood of a prolonged economic slowdown or recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; the ability and timing to complete a listing of our shares on a national securities exchange or another liquidity transaction; and the performance of real estate assets and loans after they are acquired. Although MVP REIT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. MVP REIT does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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